As filed with the Securities and Exchange Commission on April 23, 2013   Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PULASKI FINANCIAL CORP.

(exact name of registrant as specified in its certificate of incorporation)

MISSOURI	43-1816913
(state or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

12300 Olive Boulevard

St. Louis, Missouri  63141

(314) 878-2210

(Address, including zip code, and telephone

number, including area code, of registrant’s principal executive offices)

PULASKI FINANCIAL CORP. 2006 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan(s))

Gary W. Douglass	Copies to:
President and Chief Executive Officer	Aaron M. Kaslow, Esq.
Pulaski Financial Corp.	Eric S. Kracov, Esq.
12300 Olive Boulevard	Kilpatrick Townsend & Stockton LLP
St. Louis, Missouri 63141	607 14th Street, N.W.
(314) 878-2210	Washington, DC 20005
(Name, address, including zip code, and telephone	(202) 508-5800
number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock $0.01 Par Value	500,000 Shares	(2)	$10.28	$5,140,000	$702.00

(1)         Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Pulaski Financial Corp. 2006 Long-Term Incentive Plan (the “2006 Plan”) as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Registrant pursuant to 17 C.F.R. § 230.416(a).

(2)         Represents an additional number of shares to be reserved or available for issuance upon the exercise of stock options or upon the granting of stock-based awards under the 2006 Plan.

(3)         Estimated solely to calculate the amount of the registration fee.  Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the price per share is estimated to be $10.28 based upon the average of the high and low prices of the Registrant’s  common stock, $0.01 par value per share as reported on the Nasdaq Global Select Market on April 18, 2013.

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended and 17 C.F.R. §230.462.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of the Registrant’s common stock pursuant to the Pulaski Financial Corp. 2006 Long-Term Incentive Plan, as amended (the “Plan”). The Plan, including the shares available for issuance under the Plan, has been previously approved by the Registrant’s shareholders.

STATEMENT OF INCORPORATION BY REFERENCE

In accordance with General Instruction E to the Form S-8, the contents of the previously filed Registration Statements of Form S-8 for Pulaski Financial Corp. dated July 20, 2006 (Registration No. 333-135895) and March 6, 2009 (Registration No. 333-157740) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   List of Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

4.1                                                 Form of Certificate of Common Stock(1)

4.2                                                 Articles of Incorporation of Pulaski Financial Corp.(2)

4.3                                                 Certificate of Amendment to Articles of Incorporation of Pulaski Financial Corp.(3)

4.4                                                 Bylaws of Pulaski Financial Corp.(4)

5.1                                                 Opinion of Kilpatrick Townsend & Stockton LLP, Washington, DC, as to the legality of the Common Stock registered hereby.

23.1                                          Consent of Kilpatrick Townsend & Stockton LLP (contained in the opinion included as Exhibit 5).

23.2                                          Consent of KPMG LLP.

24.1                                          Power of Attorney is located on the signature pages.

99.1                                          Form of Equity Award Agreements

99.2                                          Pulaski Financial Corp. 2006 Long-Term Incentive Plan(5)

(1)  Incorporated herein by reference to the Registration Statement on Form S-1 (Registration No. 333-56465), as amended, as filed with the Securities and Exchange Commission on June 9, 1998.

(2)  Incorporated herein by reference to the Exhibits to the 2003 Proxy Statement as filed with the Securities and Exchange Commission on December 27, 2002.

(3)  Incorporated herein by reference to the Form 10-Q as filed with the Securities and Exchange Commission on February 17, 2004

(4)  Incorporated herein by reference to the Form 8-K as filed with the Securities and Exchange Commission on December 17, 2010.

(5)  Incorporated herein by reference to the Definitive Proxy Statement for the 2006 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on December 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pulaski Financial Corp. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 23, 2013.

PULASKI FINANCIAL CORP.

By:	/s/ Gary W. Douglas
Gary W. Douglass
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Gary W. Douglass and Paul J. Milano as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Gary W. Douglass	President, Chief Executive Officer	April 23, 2013
Gary W. Douglass	and Director
(principal executive officer)

/s/ Paul J. Milano	Chief Financial Officer	April 23, 2013
Paul J. Milano	(principal financial and
accounting officer)

/s/ Stanley J. Bradshaw	Chairman of the Board	April 23, 2013
Stanley J. Bradshaw

/s/ William M. Corrigan, Jr.	Director	April 23, 2013
William M. Corrigan, Jr.

/s/ Leon A. Felman	Director	April 23, 2013
Leon A. Felman

/s/ Michael R. Hogan	Director	April 23, 2013
Michael R. Hogan

/s/ Timothy K. Reeves	Director	April 23, 2013
Timothy K. Reeves

/s/ Sharon A. Tucker	Director	April 23, 2013
Sharon A. Tucker

/s/ Lee S. Wielansky	Director	April 23, 2013
Lee S. Wielansky